Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-174272) on Form S-8 of Lapolla Industries, Inc. of our report dated March 30, 2015, relating to our audit of the financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of Lapolla Industries, Inc. for the year ended December 31, 2014.

/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas

November 12, 2015